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                                                                    Exhibit 4.08

                              AT HOME CORPORATION
                           2000 EQUITY INCENTIVE PLAN
                    STOCK OPTION GRANT TERMS AND CONDITIONS
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These Stock Option Grant Terms and Conditions (these "Terms"), together with the
At Home Corporation 2000 Equity Incentive Plan (the "Plan") govern the terms of the stock option as granted on the Notice of Stock Option Grant (the "Notice"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

         1.   Grant of Option.  The Company grants to the participant named on
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the Notice ("Participant") a stock option (the "Option") to purchase up to the total number of shares of Series A Common Stock of the Company set forth as Total Option Shares on the Notice (the "Shares") at the Exercise Price Per Share set forth on the Notice, subject to all of the terms and conditions set forth in these Terms and the Plan.

         2.   Vesting; Exercise Period.
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              2.1  Vesting of Right to Exercise Option.  The Option shall become
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exercisable in accordance with the Vesting Schedule set forth on the Notice, provided that Participant has continuously provided services to the Company or any Subsidiary or Parent of the Company from the Date of Grant through the date on which the Shares vest pursuant to the Vesting Schedule.

              2.2  Expiration.  The Option shall expire on the Expiration Date
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set forth on the Notice and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which the Option is earlier terminated in accordance with the provisions of Section 3 below.

         3.   Termination.
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              3.1  Termination for Any Reason Except Death, Disability or Cause.
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If Participant is Terminated for any reason except Participant's death,
Disability or Cause, then the Option, to the extent (and only to the extent) that it is exercisable by Participant on the Termination Date, may be exercised by Participant no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

              3.2  Termination Because of Death or Disability.  If Participant
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is Terminated because of death or Disability of Participant (or the Participant dies within three (3) months after a Termination other than because of Disability), then the Option, to the extent that it is exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date.

              3.3  Termination for Cause.  If Participant is Terminated for
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Cause, the Option will expire one month from the date on which the Company dispatches notice to the Participant that such Participant's service is Terminated. "Cause" means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.
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              3.4  No Obligation to Employ.  Nothing in the Plan, the Notice or
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these Terms shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

         4.   Manner of Exercise.
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              4.1  Stock Option Exercise Agreement.  To exercise the Option,
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Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as may be approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, inter alia, Participant's election to exercise the Option, the
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number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

              4.2  Limitations on Exercise.  The Option may not be exercised
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unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

              4.3  Payment.  The Exercise Agreement shall be accompanied by full
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payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law and provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (2) through a "margin"
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commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

              4.4  Tax Withholding.  Prior to the issuance of the Shares upon
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exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

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              4.5  Issuance of Shares.  Provided that the Exercise Agreement and
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payment are in form and substance satisfactory to counsel for the Company, the
Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and, if applicable, shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         5.   Compliance with Laws and Regulations.  The exercise of the Option
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and the issuance and transfer of Shares shall be subject to compliance by the
Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

         6.   Nontransferability of Option.  Unless otherwise permitted by the
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Committee in accordance with the Plan, the Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

         7.   Tax Consequences.  Set forth below is a brief summary as of the
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date the Board of Directors of the Company adopted the Plan of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

              7.1  Exercise of Nonqualified Stock Option.  There may be a
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regular federal and California income tax liability upon the exercise of the
Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

              7.2  Disposition of Shares.  If the Shares are held for more than
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twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of the Option, then any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes.

         8.   Privileges of Stock Ownership.  Participant shall not have any of
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the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

         9.   Interpretation.  Any dispute regarding the interpretation of the
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Option shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

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         10.  Entire Option.  The Plan is incorporated herein by reference.  The
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Notice, these Terms, the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

         11.  Notices.  Any notice required to be given or delivered to the
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Company under the terms of the Option shall be in writing and addressed to the
Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated on the Notice or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

         12.  Successors and Assigns.  The Company may assign any of its rights
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under the Option.  The Option shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, the Option shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

         13.  Governing Law.  The Option shall be governed by and construed in
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accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

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